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                                  EXHIBIT 23.2




                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement of New Visual Corporation (the "Company") on Form S-8 of our report dated January 21, 2003 which reports includes an explanatory paragraph relating to the Company's ability to continue as a going concern, appearing in the Company's Annual Report on Form 10-K for the year ended October 31, 2002.

/s/ Marcum & Kliegman LLP

Marcum & Kliegman LLP

New York, New York
January 29, 2003